Surna, Inc. Announces Board of Directors Appointments

BOULDER, CO – Dec. 23, 2015 – Surna, Inc. (OTCQB: SRNA), a technology company that engineers state-of-the-art equipment for controlled environment agriculture (“CEA”) with expertise in cannabis cultivation, announced today the appointment of Trent Doucet to Surna’s Board of Directors.

Doucet, who was named Surna’s Chief Operating Officer in November of this year, brings vast experience, which spans from technology disciplines such as hosted software, cloud computing and managed IT services, to industries including aviation and manufacturing environmentally-friendly consumer products.

The Board of Directors appointed Doucet to the vacant seat after Tae Darnell’s resignation. Darnell had been serving in the role of business development for the Company.

“Thank you to Tae for his service in helping us bring Surna to where we are today, we wish Tae the best of luck in all future endeavors,” said CEO and President Stephen Keen. “We are pleased to welcome Trent to the Board of Directors. Trent has provided great leadership to the Surna team in his role as COO thus far. We believe having his professional experience on the Board will continue to allow the Company to lead the industry in cultivation product innovation as we navigate the path toward profitability.”

About Surna

Surna, Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

At the Company

Katie O’Block

VP of Marketing

Katie@surna.com

303-993-5271 ext. 101